CONSENT OF MARK S. CHALMERS

I consent to the inclusion in this Current Report on Form 8-K of Energy Fuels Inc. (the “Company”) of technical disclosure regarding the La Sal Complex and the White Mesa Mill, including sampling, analytical and test data underlying such disclosure (the “Technical Information”) and of references to my name with respect to the Technical Information being filed with the United States Securities and Exchange Commission (the “SEC”) under cover of Form 8-K.

I also consent to the filing of this consent under cover of Form 8-K with the SEC and of the incorporation by reference of this consent and the Technical Information into the Company’s Registration Statements on Form S-3 (Nos. 333-210782 and 333-226878), as amended, and the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-22654), and any amendments thereto, filed with the SEC.

/s/ Mark S. Chalmers
Name: Mark S. Chalmers
Title: President and Chief Executive Officer, Energy Fuels Inc.
Date: October 31, 2018